       As filed with the Securities and Exchange Commission on December 15, 1998
                                                   Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               BIKERS DREAM, INC.
             (Exact name of registrant as specified in its charter)

         California                                            33-0140149
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                              Identification No.)

       11631 Sterling Avenue
       Riverside, California                                     92503
(Address of Principal Executive Offices)                       (Zip Code)

                          1998 Stock Compensation Plan
                            (Full title of the plan)

                                    Anne Todd
                              11631 Sterling Avenue
                           Riverside, California 92503
                     (Name and address of agent for service)

                                 (909) 343-1883
          (Telephone number, including area code, of agent for service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------
                                         Proposed           Proposed
                                         maximum            maximum              Amount of
Title of securities   Amount to be       offering price     aggregate            registration
be registered         registered(1)      per share(2)       offering price(2)    fee(2)
---------------------------------------------------------------------------------------------
Common Stock,
no par value          150,000 shares     $2.9375            $440,625.00          $122.50
---------------------------------------------------------------------------------------------

(1) The number of shares being registered is the maximum aggregate number of shares presently issuable under the Plan. The registration statement also includes an indeterminable number of additional shares that may become issuable under the Plan pursuant to anti-dilution provisions.

(2) Computed pursuant to Rule 457(c) and (h) on the basis of the average of the high and low prices of the Common Stock on December 8, 1998.

================================================================================

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents of Bikers Dream, Inc., a California corporation (the "Company"), filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this registration statement:

        (a) The Company's annual report on Form 10-KSB for the fiscal year ended December 31, 1997 as amended on April 16, 1998.

        (b) The Company's report on Form 10-QSB for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998, and the Company's annual meeting proxy statement filed with the Commission on July 8, 1998.

        (c) The description of the Company's class of Common Stock which is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as set forth in Item 1 of the Company's registration statement on Form 8-A filed under the Exchange Act on March 17, 1987 (incorporating by reference the text under "Description of Securities" in the Company's Form S-18 registration statement No. 33-9879-LA filed on October 30, 1986, which is also incorporated herein by this reference), and updated by (i) footnote 8 to the Consolidated Financial Statements in the Company's Form 10-QSB report for the quarter ended September 30, 1996; (ii) paragraph one of Item 2,
Part II ("Changes in Securities"), of the Company's Form 10-QSB report for the quarter ended September 30, 1997; and (iii) footnote 11 to the Consolidated Financial Statements in the Company's Form 10-QSB report for the quarter ended March 31, 1998.

        All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents.

        Any statement contained in a document incorporated in this registration statement by reference shall be deemed to be modified or superseded for the purpose of this registration statement to the extent that a statement contained in this registration statement or in any other document subsequently filed pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended, which also is or is deemed to be incorporated in this registration statement by reference modifies or replaces such statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Company's Bylaws and Section 317 of the California General Corporation Law provide for indemnification of directors and officers against certain liabilities. Officers and directors of the Company are indemnified generally against expenses, judgments, fines and other amounts actually and reasonably incurred in connection with actions, suits or proceedings, whether civil or criminal, provided that it is determined that they acted in good faith and in a manner they reasonably believed to be in the best interests of the Company, and, in any criminal matter, had reasonable cause to believe that their conduct was not unlawful.

ITEM 7.  EXEMPTION FROM REGISTRATION.

        Not applicable.

ITEM 8.  EXHIBITS.

      EXHIBIT                                    DESCRIPTION
      -------                                    -----------
        4.1           Articles of Incorporation, as amended (incorporated by
                      reference to the Company's registration statement on Form
                      SB-2 (No. 33-92294) filed with the Commission on May 31,
                      1995).

        4.2           Certificate of Amendment of Articles of Incorporation dated June 21, 1996
                      (incorporated by reference to the Company's Form 10-KSB report filed with the Commission on April 15, 1997).

        4.3           Certificate of Correction of Certificate of Amendment of Articles of
                      Incorporation dated July 25, 1997 (incorporated by reference to the
                      Company's Form 10-QSB report filed with the Commission on November 14,
                      1997).

        4.4           Certificate of Determination of Series B Convertible Preferred Stock
                      (incorporated by reference to the Company's Form 10-QSB report filed with the Commission on November 14, 1997).

        4.5           Certificate of Determination of Series C Preferred Stock (incorporated by reference to the Company's Form 10-QSB report filed with the Commission on May 15, 1998).

        4.6           Bylaws of the Company (incorporated by reference to the Company's registration statement on Form SB-2 (No. 33-92294) filed with the
                      Commission on May 31, 1995).

        4.7           1998 Stock Compensation Plan of the Company.

        5.1           Opinion of Miller & Holguin as to the legality of the securities being registered.

       23.1           Consent of Singer Lewak Greenbaum & Goldstein LLP.

       23.2           Consent of Miller & Holguin (included in its opinion filed as Exhibit 5.1).


ITEM 9.  UNDERTAKINGS.

        (a)    The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to that information in the registration statement;

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Riverside, State of California, on December 15, 1998.

                                            BIKERS DREAM, INC.


                                            By: /s/ Herm Rosenman
                                                --------------------------------
                                                    Herm Rosenman, President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

NAME                                TITLE                               DATE
----                                -----                               ----

/s/ Herm Rosenman                   President and Director              December 15, 1998
---------------------------         (Principal Executive Officer)
Herm Rosenman


/s/ Donald J. Duffy                 Director and Chairman               December 15, 1998
---------------------------
Donald J. Duffy


/s/ Humbert Powell III              Director                            December 15, 1998
---------------------------
Humbert Powell III


/s/ John Russell                    Director                            December 15, 1998
---------------------------
John Russell


/s/ Bruce A. Scott                  Director                            December 15, 1998
---------------------------
Bruce A. Scott


/s/ Anne Todd                       Controller (Principal               December 15, 1998
---------------------------         Financial and Accounting
Anne Todd                           Officer)

                                  EXHIBIT INDEX

      EXHIBIT
      NUMBER                                     DESCRIPTION
      ------                                     -----------
        4.1           Articles of Incorporation, as amended (incorporated by reference to the
                      Company's registration statement on Form SB-2 (No. 33-92294) filed with the Commission on May 31, 1995).

        4.2           Certificate of Amendment of Articles of Incorporation dated June 21, 1996
                      (incorporated by reference to the Company's Form 10-KSB report filed with the Commission on April 15, 1997).

        4.3           Certificate of Correction of Certificate of Amendment of Articles of
                      Incorporation dated July 25, 1997 (incorporated by reference to the
                      Company's Form 10-QSB report filed with the Commission on November 14,
                      1997).

        4.4           Certificate of Determination of Series B Convertible Preferred Stock
                      (incorporated by reference to the Company's Form 10-QSB report filed with the Commission on November 14, 1997).

        4.5           Certificate of Determination of Series C Preferred Stock (incorporated by reference to the Company's Form 10-QSB report filed with the Commission on
                      May 15, 1998).

        4.6 Bylaws of the Company (incorporated by reference to the Company's registration statement on Form SB-2 (No.
                      33-92294) filed with the Commission on May 31, 1995).

        4.7           1998 Stock Compensation Plan of the Company.

        5.1           Opinion of Miller & Holguin as to the legality of the securities being registered.

       23.1           Consent of Singer Lewak Greenbaum & Goldstein LLP.

        23.2          Consent of Miller & Holguin (included in its opinion filed as Exhibit
                      5.1).